Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK


               CONSENT OF Ernst & Young LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" in Post-Effective Amendment Number 25 to the registration Statement (Form N-1A No. 33-6901) and the related Prospectuses of Federated Equity Income Fund, Inc. dated May 29, 1998, and to the incorporation therein of our report dated May 15, 1998, on the financial statements and financial highlights of Federated Equity Income Fund, Inc. included in its Annual Report to Shareholders for the year ended March 31, 1998.



By: /s/ ERNST & YOUNG
    Ernst & Young


Pittsburgh, Pennsylvania
May 28, 1998